EXHIBIT 23.2

                          Independent Auditors' Consent

The Board of Directors and Stockholders
FirstCity Financial Corporation:


We consent to the use of our report incorporated herein by reference and to the reference of our firm under the heading "Experts" in the prospectus.


                                                    /s/ KPMG Peat Marwick LLP

Fort Worth, Texas
May 9, 1997